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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported): October 27, 1999


                        SPANISH BROADCASTING SYSTEM, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                                                 13-3827791
     (State or other jurisdiction                        (Commission                      (IRS Employer
           of incorporation)                             File Number)                  Identification No.)

         3191 CORAL WAY, MIAMI, FLORIDA                                                      33145
     (Address of principal executive offices)                                              (Zip Code)

Registrant's telephone number, including area code:       (305) 441-6901


         (Former name or former address, if changed since last report.)
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Item 5.  Other Events

         On August 18, 1999, Spanish Broadcasting System, Inc. (the "Company") filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the "Commission") with respect to its proposed initial public offering of shares of its Class A Common Stock (the "Shares"). On October 27, 1999, the SEC declared the Company's registration statement effective, and the Company launched an initial public offering of its Shares (the "IPO"). The Company and certain of its selling shareholders closed the IPO on November 2, 1999 and issued and sold 20,768,110 (including over-allotment options of 3,268,110) and 4,287,400 Shares, respectively. The Shares were offered at an initial offering price of $20.

         On August 18, 1999, the Company filed a registration statement on Form S-1 with the Commission with respect to an offering of $235,000,000 of its 9 5/8% Senior Subordinated Notes due 2009 (the "Senior Subordinated Notes"). On November 2, 1999, the Company closed the offering of the Senior Subordinated Notes.

         On November 3, 1999, the Company accepted for payment consent solicitations and tender offers for two series of outstanding Senior Notes totaling $176,559,000 million. The first series, aggregate principal amount $101,559,000 of outstanding 12 1/2% Senior Notes due 2002 (the "12 1/2% Note"), was redeemed at $1,142.86 per each validly tendered $1,000 12 1/2% Note. The Company received consents and tenders from over $101,459,000 of its 12 1/2% Notes.

         The second series, aggregate principal amount $75.0 million of outstanding 11% Senior Notes due 2004, Series B (the "11% Notes") was purchased by the Company at $1,108.04 per each validly tendered $1,000 11% Note. The Company received consents and tenders from 100% of the holders of its 11% Notes.

         On November 2, 1999, the Company commenced a mandatory redemption of all of its outstanding 14 1/4% Senior Exchangeable Preferred Stock (the "Preferred Stock") at 105% of the liquidation preference of each share. The Company will pay holders of its Preferred Stock an aggregate amount of approximately $265.0 million. The Company expects the redemption to occur on December 2, 1999.

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Item 7.  Exhibits

Exhibit No.          Exhibit
-----------          -------
1.                   Underwriting Agreement with Lehman Brothers Inc. and
                     Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated
                     October 27, 1999.

2.                   Underwriting Agreement with Lehman Brothers Inc. and CIBC
                     World Markets Corp., dated October 28, 1999.

3. Indenture with respect to 9 5/8% Senior Subordinated Notes due 2009 with The Bank of New York as Trustee, dated
                     November 2, 1999.

4. Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP regarding legality.

6. Indemnification Agreement with Raul Alarcon, Jr. dated as of November 2, 1999.

8. Indemnification Agreement with Roman Martinez IV dated as of November 2, 1999.

9. Indemnification Agreement with Jason L. Shrinsky dated as of November 2, 1999.

10.                  Employment Agreement with Luis Diaz-Albertini dated as of
                     October 25, 1999.

11.                  Option Grant not under the Stock Option Plans with Arnold
                     Sheiffer, dated October 27, 1999.

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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SPANISH BROADCASTING SYSTEM, INC.
                                (Registrant)



November 8, 1999                /s/   Joseph A. Garcia
                                -----------------------------------------------
                                Joseph A. Garcia, Executive Vice President,
                                Chief Financial Officer and Secretary

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                                  EXHIBIT INDEX

Exhibit No.          Exhibit                                                                             Page No.
-----------          -------                                                                             --------
1.                   Underwriting Agreement with Lehman Brothers Inc. and
                     Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated
                     October 27, 1999.

2.                   Underwriting Agreement with Lehman Brothers Inc. and CIBC
                     World Markets Corp., dated October 28, 1999.

3. Indenture with respect to 9 5/8% Senior Subordinated Notes due 2009 with The Bank of New York as Trustee, dated
                     November 2, 1999.

4. Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP regarding legality.

6. Indemnification Agreement with Raul Alarcon, Jr. dated as of November 2, 1999.

8. Indemnification Agreement with Roman Martinez IV dated as of November 2, 1999.

9. Indemnification Agreement with Jason L. Shrinsky dated as of November 2, 1999.

10.                  Employment Agreement with Luis Diaz-Albertini dated as of
                     October 25, 1999.

11.                  Option Grant not under the Stock Option Plans with Arnold
                     Sheiffer, dated October 27, 1999.

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